                                                                     EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                           CITGO PETROLEUM CORPORATION

         As Amended and Restated January 31, 1990 and further amended on March 8, 1990, April 28, 1993, May 28, 1998, March 13, 2001 and May 6, 2002.

                                    ARTICLE I

                                     Offices

                  SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of CT Corporation Trust Company, in the City of Wilmington, in the County of Newcastle, in the State of Delaware, and said Corporation shall be the registered agent of this Corporation in charge thereof.

                  SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

                  SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the offices of the Corporation in Tulsa, Oklahoma on the first Tuesday of May at 10:00 A.M., or at such other date, place and time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.



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                  If the date of the annual meeting shall fall upon a legal
holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

                  SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

                  SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

                  A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 4. QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.



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                  SECTION 5. SPECIAL MEETINGS. Special meetings of the
stockholders for any purpose or purposes may be called by the Chairman of the Board, President or Secretary, or by resolution of the directors.

                  SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                  SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. NUMBER AND TERM. The number of directors which shall constitute the whole board shall not be less than three (3) and no more than seven (7). The first board shall consist of four (4) directors. Within the limits specified, the number of directors shall be determined from time to time by resolution of the Board of Directors or by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

                  SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the



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time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 3. VACANCIES. If the office of any director becomes vacant for any reason or any new directorship is created by any increase in the number of directors, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

                  SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

                  Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

                  SECTION 5. INCREASE OF NUMBER. The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

                  SECTION 6. STOCKHOLDER VOTE IN THE EVENT OF VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS; REMOVAL. Unless otherwise provided in the Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled by the Certificate of Incorporation to elect one or more directors, vacancies, replacement of directors due to removal or newly created directorships of such class or classes or series (as provided by Sections 3, 4 and 5, respectively), shall be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by any sole remaining director so elected, subject to the rights of the holders of such class or series to fill such vacancy.



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                  SECTION 7. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders. Without limiting the generality of the foregoing, and in addition to any other specific powers granted to the Board of Directors by law, the Certificate of Incorporation or these By-Laws, none of the following actions can be taken by the Corporation without the prior approval of the Board of Directors:

(a) With respect to the Corporation, any subsidiary of the Corporation or any partnership, corporation or joint venture which is managed and controlled by the Corporation or by any subsidiary of the Corporation (an "Operated Joint Enterprise"):

         (i)      (1)      The commencement of, or any commitment to commence,
                           with respect to the following capital projects on behalf of the Corporation involving expenditures:

                           (A) in excess of $5,000,000 with respect to strategic capital projects; or

                           (B) in excess of $5,000,000 with respect to any capital project if such project is not otherwise contemplated in the approved capital budget or within the strategies contained in the approved Long Range Plan; or

                  (2) The making of capital expenditures not otherwise contemplated in an approved annual capital budget or otherwise approved by the Board of Directors that would cause the total amount of unapproved capital expenditures to exceed an amount equal to ten percent (10%) of the approved capital budget for the year in which the expenditure is to be made.

                  The Corporation shall report at each regularly scheduled meeting of the Board of Directors concerning the status of any individual major capital project with respect to which the Corporation's anticipated capital expenditure levels have significantly varied from the capital expenditure levels for such project contemplated in the approved capital budget, including a discussion of the reasons for any significant variance.



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         (ii)     With respect to any capital project in excess of $5,000,000 previously approved by the Board of Directors, the making of or the commitment to make any expenditures that would cause the total of all expenditures made or committed with respect to such capital project to exceed one hundred and ten percent (110%) of the aggregate amount theretofore approved by the Board of Directors for such capital project in the capital budget or otherwise;

         (iii) Amendment, modification, termination, suspension of material operations or waiver of any material rights under any contract (including, without limitation, shareholder agreements or through-put and deficiency agreements) relating to the Corporation's, or a subsidiary's of the Corporation, interest in or obligations with respect to the below described entities and any other entity the Board of Directors of the Corporation shall designate as being subject to this provision (the "Joint Enterprises:):

                         (1)  Cit-Con Oil Corporation
                         (2)  Badger Pipe Line Company
                         (3)  Colonial Pipe Line Company
                         (4)  Explorer Pipe Line Company
                         (5)  Kaw Pipe Line Company
                         (6)  Lake Charles Pipe Line Company
                         (7)  Texas - New Mexico Pipe Line Company
                         (8)  West Shore Pipe Line Company
                         (9)  West Texas Gulf Pipe Line Company
                         (10) Wolverine Pipe Line Company
                         (11) The Chesapeake Terminal
                         (12) The Doraville Terminal
                         (13) Lake Charles Coke Handling Facility
                         (14) Greensboro Terminal
                         (15) Foremost-Southlake Terminal
                         (16) Nelson Electric Steam Company
                         (17) Providence Terminal
                         (18) Rocky Hill Terminal

         (iv) Entry into any contract providing for (1) the issuance of securities, (2) the acquisition, sale or encumbrance of (A) any material assets (other than in the ordinary course of business), or (B) any shares of any subsidiary of the Corporation, in either case, by the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise, or (3) the entry by any of the foregoing into any such other contracts or types of contracts which the Board of Directors of the Corporation may specify in a duly adopted resolution from time to time as being subject to the provisions of this Section 7(a)(iv);



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         (v)      The entry into any contract or commitment or the taking of any other action or series of actions which constitutes a material deviation from the current operating plan or operating budget of the Corporation, as approved by the Board of Directors, together with any approved amendments thereto;

(b) With respect to each Joint Enterprise which is not an Operated Joint Enterprise, other than in the ordinary course of business of the Joint Enterprise, the voting by the Corporation or any of its subsidiaries of the shares of capital stock of any Joint Enterprise, or the taking of any action by the representatives of the Corporation (or of any subsidiary of the Corporation), or the Board of Directors of any Joint Enterprise, in either case to permit or otherwise allow or acquiesce to such Joint Enterprise's taking any of the actions set forth in (a)(i) above if the Corporation's interest in such action, as measured by its ownership interest in such Joint Enterprise, meets or exceeds the limits set forth in (a)(i) above, or to authorize such Joint Enterprise to enter into any contract providing for the issuance of securities by such Joint Enterprise or providing for the acquisition, sale or encumbrance of any material assets of any such Joint Enterprise;

(c) Causing or taking any action or series of actions with the purpose or effect of causing a fundamental change in the business of the Corporation;

(d) Except for drawings or repayments of amounts outstanding under previously approved credit arrangements of the Corporation and except for trade payables incurred in the ordinary course of the Corporation's business, the incurrence, rearrangement, material modification or refinancing by the Corporation or any subsidiary of the Corporation of any indebtedness, other than (i) indebtedness between or among the Corporation and any wholly-owned subsidiary or subsidiaries of the Corporation, or (ii) indebtedness, or the equivalent thereof, with a total exposure of Five Million Dollars ($5,000,000) or less with regard to and arising from any approved capital or operating transaction, including, but not limited to, guaranties, sale-leaseback arrangements, capital leases, installments, advance payment arrangements or other deferred payment obligations for goods or services;

(e) Approval or amendment of the Corporation's annual operating budget, capital expenditure budget or operating plan;

(f) Approval of any new or material amendment to any existing material employee benefit or employee welfare plan (including defined benefit plans,



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         defined contribution plans and pension plans) for the Corporation and any subsidiary of the Corporation or any Operated Joint Enterprise;

(g) Approval, for the purpose of establishing management guidelines, of material labor and personnel relations policies of the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise;

(h) The commencement (or the settlement thereof once commenced) of any suit or similar legal proceeding in the name of the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise (other than routine collection matters or proceedings instituted in the ordinary course of the Corporation's business), any settlement of any suit or claim involving the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise for an amount in excess of Three Million Dollars ($3,000,000.00) unless the Corporation, any subsidiary of the Corporation, or any Operated Joint Enterprise is insured or otherwise indemnified with respect to any such suits or claims, the agreement to any material injunctive, equitable or similar contractual relief in connection with the settlement of litigation or the entry of a plea of guilty or nolo contendere with respect to any allegation of violation of any federal, state, local or foreign legal requirement;

(i) The taking of any action or omitting to take any action with the knowledge that it would breach or terminate any material contract or limit or forfeit any material rights or benefits to which the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise is a party or is entitled;

(j) Distribution of any cash or assets to the stockholders or any of their respective affiliates, other than as referenced or provided for in these By-Laws or in, and pursuant to the terms and conditions of, any agreement between the Corporation or any of its subsidiaries and any such holder or any of its affiliates, which agreement has been approved by the Board of Directors;

(k) Approval of the Corporation's policies with respect to the investment of surplus cash assets of the Corporation and its subsidiaries;

(l)      Approval of the annual audited financial statements of the Corporation;

(m) Changing the Corporation's outside public auditors or any material changes of its methods of accounting;

(n) Approval of the use of the name of, or any information regarding, any stockholder of the Corporation or any affiliate of any such stockholder (other



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         than the Corporation), in any advertising materials or public relations campaigns for the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise;

(o) Approval of the Corporation's policies relating to the amount and types of insurance coverage to be maintained by the Corporation, the Corporation's subsidiaries and the Operated Joint Enterprises;

(p) The appointment or termination of employment of, and the establishment of all forms of remuneration for the officers of the Corporation, and such other employees of the Corporation as may be established by a resolution of the Board of Directors from time to time;

(q) Significant modification of the Corporation's policies relating to (i) the licensing to third parties of trademarks, service marks and other significant proprietary rights owned by the Corporation, (ii) approval of any license of any such marks or rights, other than to traditional jobbers, distributors and dealers of refined petroleum products, and
         (iii) the enforcement of quality controls relating to any such licenses regardless of whether the approval of the Board of Directors was required under this provision for the grant of such license (as amended March 8, 1990);

(r) The entry into, or commitment to enter into, by the Corporation of any charter or other contract for the use or hire of any vessel for a term in excess of one year if such vessel will be used to transport crude oil or feedstocks purchased from Petroleos de Venezuela, S.A. ("PDVSA") or any of its affiliates;

(s) The liquidation or dissolution of the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise which has net assets of $1 million or more; and

(t) The institution by the Corporation of any proceeding to be adjudicated a voluntary bankrupt, the consenting to the institution of a bankruptcy proceeding against the Corporation, the consent by the Corporation to reorganization under the Federal bankruptcy code or any similar Federal, state or foreign law, the making of a general assignment for the benefit of creditors, or the admission in writing by the Corporation, any subsidiary of the Corporation or any Operated Joint Enterprise of its inability to pay its debts generally when they become due.

                  The Board of Directors by resolution from time to time may, without stockholder approval, amend the provisions of subsections (a) through
(t)



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immediately above to delete from or modify any matter or action described therein, or to add any other matter or action thereto.

                  SECTION 8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  Any vacancies in any committee may be filled by a majority vote of the Board of Directors.

                  SECTION 9. MEETINGS. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

                  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

                  Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), President or, on the written request of any two



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directors, by the Secretary, in each case on at least forty-eight (48) hours personal, written, telegraphic, telex, cable or facsimile transmission notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

                  Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  SECTION 10. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                  SECTION 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                  SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.



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                                   ARTICLE IV
                                    OFFICERS

                  SECTION 1. OFFICERS. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

                  SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  SECTION 4. VACANCIES. Any vacancy occurring in any office of the Corporation may be filled by a majority vote of the Board of Directors.

                  SECTION 5. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors and the executive committee (if any) and the provisions of Article III, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; to the extent authorized by the Board of Directors, he may execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; he may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these By-Laws and as from time to time may be assigned to him by the Board of Directors.



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                  SECTION 7. VICE-PRESIDENT. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                  SECTION 8. TREASURER. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

                  SECTION 9. ASSISTANT TREASURERS. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

                  SECTION 10. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors (and, if requested by such committee, any committee of directors) and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.



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                  SECTION 11. ASSISTANT SECRETARIES. Each Assistant Secretary
shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these By-Laws and as from time to may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

                  SECTION 12. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. To the extent authorized by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                                    ARTICLE V

                                  MISCELLANEOUS


                  SECTION 1. CERTIFICATES OF STOCK. Certificate of stock, signed by the Chairman of the Board of Directors, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates for each class or series of capital stock shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

                  SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be



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made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

                  SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                  SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

                  SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                  SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

                  SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

                  Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                   AMENDMENTS

                  These ByLaws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.



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